Exhibit 99.1

G1 Therapeutics Appoints Sir Andrew Witty to Board of Directors

RESEARCH TRIANGLE PARK, NC, July 13, 2017 – G1 Therapeutics, Inc. (NASDAQ: GTHX), a clinical-stage oncology company, today announced the appointment of Sir Andrew Witty to its board of directors.

“We are thrilled to welcome Andrew to our board of directors,” said Mark Velleca, MD, PhD, Chief Executive Officer of G1 Therapeutics. “Andrew led and oversaw the development, commercialization, and global market access for several leading pharmaceutical products at GSK. We anticipate leveraging his wealth of industry experience as we advance G1’s portfolio of potential best-in-class and first-in-class therapies.”

“As someone who is passionate about the development of new and meaningful medicines, I am delighted to join the G1 board of directors,” said Mr. Witty. “The encouraging early clinical data generated by G1’s CDK4/6 inhibitors support their potential to improve patient outcomes in multiple oncology indications. I look forward to working with the G1 team at this exciting time of corporate growth.”

Mr. Witty is Chancellor of the University of Nottingham in England, and recently retired as Chief Executive Officer of GlaxoSmithKline plc (GSK), a position he held from 2008 until 2017. Mr. Witty joined GSK in 1985 and served in a variety of roles in the UK and overseas, including in South Africa, the U.S. and Singapore. During his tenure, GSK consistently achieved the top position in every Access to Medicine Index.

Mr. Witty has served in numerous advisory roles to governments around the world, including in South Africa; Guangzhou, China; and the UK, where he was a member of the Prime Minister’s Business Advisory Group from 2010 until 2015. In 2012, Mr. Witty was awarded a knighthood for services to the economy and the UK pharmaceutical industry.

In May 2016, Mr. Witty became a visiting professor at the Institute of Global Health Innovation at Imperial College London. He has a joint honours B.A. in economics from the University of Nottingham.

About G1 Therapeutics, Inc.

G1 Therapeutics (GTHX) is a clinical-stage biopharmaceutical company focused on the discovery and development of novel therapeutics for the treatment of cancer. G1’s two clinical assets, trilaciclib and G1T38, are CDK4/6 inhibitors, a validated and promising class of targets for anti-cancer therapeutics. Trilaciclib and G1T38 have broad therapeutic potential in many forms of cancer and may serve as the backbone of multiple combination regimens. In addition, G1 has exclusively in-licensed G1T48, a potential first/best-in-class oral selective estrogen receptor degrader, or SERD, which is targeted for the treatment of a particular type of breast cancer.

G1 is based in Research Triangle Park, NC. For additional information about G1, please visit www.g1therapeutics.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. Forward-looking statements in this news release are based on G1 Therapeutics’ expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Factors that may cause G1 Therapeutics’ actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in G1 Therapeutics’ filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein. Except as required by law, G1 Therapeutics assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

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Contacts:

Investors:

Robert Uhl

Westwicke Partners

858-356-5932

robert.uhl@westwicke.com

Media:

Laura Bagby

6 Degrees Communications

312-448-8098

lbagby@6degreespr.com